                Dated          day of                   , 2000








                       (1)     REUNION INDUSTRIES INC.

                          (2)     TINTARENT LIMITED











                              DEED OF GUARANTEE
                              =================













                                  LK Shields
                                  Solicitors
                          39/40 Upper Mount Street
                                   Dublin 2
                        (1578-001/ES/LD/Guarant.doc)

THIS DEED is made the       day of                       , 2000.


BETWEEN:

(1)     REUNION INDUSTRIES INC.
        having its principal place of business at 11 Stanwix Street, Suite 1400, Pittsburg, Pennsylvania 15222, United States of America (hereinafter referred to as "Reunion")

        and

(2)     TINTARENT LIMITED
        having its registered office at
        Deloitte & Touche House, Earlsfort Terrace, Dublin 2
        (hereinafter referred to as "the Purchaser")


NOW THIS DEED WITNESSETH as follows:

1.     INTERPRETATION

1.1    Definitions
       -----------

       In this Deed the following terms shall, unless the context otherwise expressly requires, have the following meanings:-

"the Company" - Data Packaging Holdings Limited a limited liability company incorporated in Ireland on 15th February 1997 under registration number 261477.

"Share Purchase Agreement" - means a Share Purchase Agreement of even date between RII Investment Corp., the parties named in Part I of the First Schedule thereto, Enterprise Ireland, Reunion and the Purchaser pursuant to which the Purchaser is to purchase all of the outstanding ordinary share capital of the Company.

"the Tax Deed" - means a Deed of Indemnity of even date herewith entered into between RII Investment Corp., the Purchaser and the Company.

"the Vendor" - RII Investment Corp., a corporation incorporated under the laws of Delaware having its place of business at 300 Delaware Avenue, Suite 900, Wilmington, Delaware, United States of America.

1.2     Construction
        ------------

        (a) Any reference to a document being "in the approved terms" shall mean that such document shall be in a form approved by each of the parties hereto and for the purpose of identification signed by or on behalf of the parties approving the same on or prior to the date hereof.

        (b) Any reference to any provision of any legislation shall include any modification re-enactment or extension thereof and shall also include any subordinate legislation made from time to time under such provisions. Any reference to any provision of any legislation unless the context clearly indicates to the contrary shall be a reference to legislation of Ireland.

        (c) Words such as "hereunder", "hereto", "hereof", and "herein" and other words commencing with "here" shall unless the context clearly indicates to the contrary refer to the whole of this Agreement and not to any particular Section or Clause thereof.

        (d) Save as otherwise provided herein any reference to a Section, Clause, paragraph or sub-paragraph shall be a reference to a Section, Clause paragraph or sub-paragraph (as the case may be) of this Agreement and any reference in a Clause to a paragraph or sub-paragraph shall be a reference to a paragraph or sub-paragraph of the Clause or paragraph in which the reference is contained unless it appears from the context that a reference to some other provision is intended.

        (e) The Schedules to this Agreement shall form part of this Agreement.

1.3    Headings and Captions
       ---------------------

The Section headings and captions to the Clauses in this Agreement are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of this Agreement.


2.     COVENANTS OF REUNION

2.1 As further consideration for the Purchaser entering into the Share Purchase Agreement (and for other good and valuable consideration the receipt and sufficiency of which is acknowledged by Reunion) and without prejudice to any of the other obligations specifically undertaken by Reunion under the Share Purchase Agreement, Reunion hereby unconditionally and irrevocably guarantees to the Purchaser, its successors and assigns the due, complete and punctual performance by the Vendor of its obligations under the Share Purchase Agreement and/or the Tax Deed and any documentation, agreement or obligation executed or entered into by the Vendor thereunder (hereinafter in this Deed referred to as "the Agreements"). If the Vendor shall fail punctually and completely to perform any of its obligations under the Agreements, Reunion shall forthwith procure the same to be performed.

2.2 Reunion agrees that the Purchaser shall be entitled to enforce this Deed as if Reunion were a primary obligor and without making any demand on or taking any proceedings against the Vendor and shall not be required before enforcing the terms of this Deed to pursue, execute, utilise or exhaust any other right, remedy or security which it may have except only for utilising the mechanisms for claiming against the Deferred Consideration (as defined in the Share Purchase Agreement) under Clauses 6.5 and 7.11 of the Share Purchase Agreement. This Deed shall continue in full force and effect until the all the liabilities and obligations of Reunion hereunder or the obligations of the Vendor under the Agreements have been fully performed and discharged.

2.3 This Deed shall not be affected in any way by any time or indulgence granted to the Vendor or by any variation, postponement, waiver, compromise or release of any of its obligations under the Agreements.

2.4 This Deed shall not be affected by the bankruptcy, liquidation or dissoloution of the Vendor, the appointment of a receiver over the undertaking, property or assets of the Vendor, the appointment of an administrator in respect of the Vendor or by any alteration in the constitution of the Vendor or by reason of any change in the interest of Reunion in the Vendor. In the event of such matters or other act or event in consequence of which the Vendor loses its separate legal identity, Reunion shall become liable for the obligations of the Vendor under the Agreements as if it were a primary obligor.

2.5 This Deed shall be of a continuing nature and shall not be considered as wholly satisfied by the partial payment or liquidation at any time or times hereafter of any sum or sums of money for the time being due to the Purchaser hereunder or under the Agreements but shall extend to cover and be a security for all future sums of money at any time owing to the Purchaser under the Agreements notwithstanding any such partial payment or liquidation.

2.6 This Deed shall not be affected or impaired by reason of any act or event (whether similar to any of the foregoing or not) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or a defence to a guarantee (other than payment (to the extent of such payments) an express written release by the Purchaser of Reunion's obligations).

2.7 As a separate and independent obligation Reunion agrees that any sum or sums of money intended to be covered by this Deed which may not be recoverable from the Vendor whether by reason of any disability or incapacity, liquidation, bankruptcy or administration of the Vendor or of any or fact or circumstances and whether known (actually or constructively) to the Purchaser or not, but which would have been recoverable from Reunion if Reunion was the sole or principal debtor in respect thereof in place of the Vendor shall be recoverable from Reunion as sole or principal debtor in respect thereof.


3.     GOVERNING LAW AND JURISDICTION

3.1 This Deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Deed or its formation) shall be governed by and construed in all respects in accordance with Irish law exclusively.

3.2 Each of the parties to this Agreement irrevocably agrees that the courts of Ireland shall have non-exclusive jurisdiction to hear and decide any suit, action or proceedings.

3.3 Each party irrevocably waives any objection which it might at any time have to the Courts of Ireland as being the forum to hear and decide any proceedings and to settle any disputes and agrees not to claim that the Courts of Ireland are not a convenient or appropriate forum for any such proceedings or disputes and further irrevocably agrees that a judgement in any proceedings or disputes brought in and referred to in this clause 3 shall be conclusive and binding upon the parties and may be enforced in the Courts of any other jurisdiction.

4.     GENERAL PROVISIONS

4.1 Any notice required to be given under this Deed shall be in writing signed by (or by some person duly authorised by) the person giving it and may be served by leaving it or sending it by facsimile, pre-paid recorded delivery to the address of the relevant parties set out in this sub-clause 4.1. Any notice so served and shall be deemed to have been received:-

       4.1.1  if delivered personally, at the time of delivery;

       4.1.2 in the case of notice sent by pre-paid recorded delivery, 72 hours after the date of posting; or

       4.1.3 in the case of notice sent by facsimile copier or electronic means of communication, if the notice was sent during the business hours of the addressee then on the day of transmission, and otherwise on the next following Business Day.

For the purpose of this Clause 4 "business hours" means hours of 9 am to 5.30 pm local time in the Country of the addressee.

4.2    Any notice required to be given under this Deed shall be sent:-

       4.2.1  if to Reunion at:  11 Stanwix Street
                                 Suite 1400
                                 Pittsburgh, Pennsylvania 15222
                                 Attention:  President
                                 Fax:  001 412 281 4747


       4.2.2  if to the Purchaser:

              if by letter, to Ciaran Harris at Trend Technologies Europe Limited, Knockmitten Lane, Western Industrial Estate, Dublin 12, Ireland and to Graeme Stening at Doughty Hanson & Co., Times Place, 45 Pall Mall, London SW1Y 5JG, England and if by fax to fax number (01) 4505065 and to (0044) 207 747 9344 and if by electronic mail to charris@trendtech.ie and to gstening@doughtyhanson.com; and

or to such other address or facsimile number as is notified in writing from time to time by one party to the other.

4.3    Assignment
       ----------

       This Deed shall be assignable by the Purchaser without the consent of Reunion.

4.4    Counterparts
       ------------

       This Deed may be executed in counterparts and each of the parties on separate counterparts all of which together shall constitute one and the same instrument.

IN WITNESS whereof this Deed has been entered into the day and year first above written.

REUNION INDUSTRIES, INC.


BY:
   -----------------------

NAME:
     ---------------------

TITLE:
      --------------------


Signed by Ciaran Harris on behalf of
TINTARENT LIMITED


--------------------------